Exhibit 99.1

News Release

Media Contacts:
Telkonet Investor Relations, 240.912.1811, ir@telkonet.com
Garrett Axford, Georgina Garrett / Simon Jones, 866.940.9987, +44.1903.854900, mail@garrett-axford.co.uk

For Immediate Release

Telkonet Announces 2008 Fourth Quarter and Year End Results, Hosts Conference Call on April 1
Full-year 2008 revenue of $20.5 million up 45% compared to 2007

April 1, 2009: Germantown, MD – Telkonet, Inc. (NYSE Amex: TKO), a Clean Technology company that develops and manufactures proprietary energy management and SmartGrid networking technology, announced today fourth quarter and 2008 year end results for December 31, 2008. The results of operations include the acquisitions of EthoStream, LLC, Smart Systems International and Newport Telecommunications Co, (acquired by MSTI Holdings, Inc.) on March 15, March 9, 2007, and July 18, 2007, respectively and also includes the operations of the Company’s majority-owned subsidiary MSTI Holdings, Inc. (OTCBB: MSHI) or “MST.”

Conference Call
The Company will hold a conference call today at 4:30 p.m. Eastern Time to discuss these results. Interested parties should dial 888-740-6140 (domestically) or 913-312-6681 (internationally). Please use 7785417 as the conference confirmation number. There will be a replay of the call available until April 30, 2009. The replay is available by dialing 888-203-1112 (domestically) or 719-457-0820 (internationally). Please use passcode 7785417.

Fourth Quarter 2008 Financial Results
For the 2008 fourth quarter, Telkonet, Inc. had revenue of $4.2 million, a decrease of 9% compared to $4.6 million in the 2007 fourth quarter. The Company’s fourth quarter results were impacted by the challenges of the current economic environment, and affected the Telkonet SmartEnergy™ and hospitality high speed internet access (HSIA) businesses. Excluding revenue from its MST subsidiary, Telkonet’s revenues decreased by 14% to $3.2 million compared to $3.7 million for the year ended December 31, 2007.

Telkonet, Inc. reported gross margins of 35% for the fourth quarter of 2008 compared to the prior year period of 14%, and 39% in the third quarter of 2008. Excluding negative gross margins from MST, Telkonet reported gross margins of 46% for the fourth quarter of 2008 compared to the prior year period of 19%, and 47% in the third quarter 2008.

Selling, general and administrative expenses were $2.6 million, compared to $4.8 million in the 2007 fourth quarter. Excluding expenses from its MST subsidiary, Telkonet’s selling, general and administrative expenses were $2.0 million in the 2008 fourth quarter, compared to $3.6 million in the 2007 fourth quarter.

Telkonet, Inc. reported a fourth quarter 2008 net loss of $(11.8) million, or $(0.14) per share, compared to a net loss of $(5.4) million or $(0.8) per share in the 2007 fourth quarter. During the fourth quarter of 2008, the Company recorded charges of $7.4 million for the write-down of certain Telkonet and MST assets, as well as a $2.1 million charge related to a default provision defined in MST’s convertible debenture agreements. Telkonet (excluding the results of MST) had a negative adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Stock-Based Compensation), a non-GAAP measure, in the fourth quarter of 2008 of $(0.9) million compared to negative adjusted EBITDA of $(3.5) million in the 2007 fourth quarter.

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Full Year 2008 Financial Results
For the year ended December 31, 2008, Telkonet, Inc. had revenue of $20.5 million, an increase of 45% compared to $14.2 million in the year ended December 31, 2007. Excluding revenue from its MST subsidiary, Telkonet had revenue of $16.6 million, an increase of 44% compared to $11.5 million in the previous year. Telkonet, Inc. reported gross margins of 33% for the year ended December 31, 2008 compared to the year ended December 31, 2007 of 18%. Excluding negative gross margins from MST, Telkonet reported gross margins of 41% for the year ended December 31, 2008 compared to the year ended December 31, 2007 of 28%.

Selling, general and administrative expenses were $12.9 million for the year ended December 31, 2008, compared to $17.9 million for the year ended December 31, 2007. Excluding expenses from its MST subsidiary, Telkonet’s selling, general and administrative expenses were $9.3 million for the year ended December 31, 2008, compared to $13.8 million for the year ended December 31, 2007.

Telkonet, Inc. reported a net loss of $(24.0) million, or $(0.30) per share, for the year ended December 31, 2008, compared to a net loss of $(20.4) million, or $(0.31) per share for the year ended December 31, 2007. Telkonet (excluding the results of MST) had a negative adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Stock-Based Compensation), a non-GAAP measure, of $(4.5) million for the year ended December 31, 2008, compared to negative adjusted EBITDA of $(12.9) million for the year ended December 31, 2007.

“Our comparable results this past year highlight the positive changes that we have made to our organization, despite the combination of non-recurring events and a difficult economic environment,” said Jason Tienor, Telkonet’s President and CEO. “We remain committed to achieving stand-alone profitability in the near-term, and we believe that our efforts in 2008 to restructure the organization have increased our operating efficiency and will lead to long-term sustained growth.

“Our 2008 results were led by our Telkonet SmartEnergy™ customers that delivered 143% sales growth, followed by 53% growth in HSIA sales. Telkonet SmartEnergy™ sales were highlighted by a $3.8 million contract with InTown Suites and HSIA sales included the completion of a $1.7 million contract with Red Lion Hotels. In 2009, we expect our sales in Telkonet SmartEnergy™ to be primarily focused on the hospitality market, in connection with rebate programs with public utilities. In addition, we will continue to develop further inroads in the industrial, education, government and healthcare markets. In HSIA, we will leverage the strength of the EthoStream brand in the hospitality market to develop and strengthen our relationships with major hotel chains.

“There is no doubt that we are operating in a very challenging economic environment, and our business has not been insulated from these challenges, but we believe that by focusing on our core strengths of product value, brand recognition, and exceptional customer service, we will not only survive in this difficult economic climate, but that we will ultimately achieve our near-term and long term goals of profitability, sustainable growth, and value.”

Telkonet also reported that its audited financial statements for the fiscal year ended December 31, 2008, which statements were included in its Annual Report on Form 10-K filed with the Securities and Exchange

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Commission contained an unqualified opinion from its independent registered public accounting firm which included an explanatory paragraph raising doubt about Telkonet's ability to continue as a going concern. This announcement, which is being made in compliance with the NYSE/AMEX Company Guide Rule 610(b) requiring a public announcement of the receipt of an audit opinion that contains a going-concern qualification, does not reflect any change or amendment to the financial statements as filed.

NON-GAAP Financial Measures
To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Telkonet, Inc. attached to this news release and will post to the company’s investor relations web site (www.telkonet.com) any reconciliations of differences between non-GAAP financial information that may be required in connection with issuing the company’s financial results.

The Company, as is common in its industry, uses EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses EBITDA as its primary management guide. Since an outside investor may base its evaluation of the Company’s performance based on the Company’s net loss not its cash flows, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net loss, loss from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principals generally accepted in the United States (GAAP). The most directly comparable GAAP reference in the Company’s case is the removal of interest, depreciation, amortization, taxes and other non-cash expense. In assessing the overall health of its business during the quarter and year ended December 31, 2008 and 2007, The Company excluded items in the following general categories, each of which are described below:

•
 Other Expense. In the first quarter of 2008, the Company recorded a non-recurring non-cash expense of $1,598,203 in connection with an amendment to 3,380,000 stock purchase warrants held by private placement investors which reduced the exercise price under such warrants from $4.17 per share to $0.6978258 per share. The Company considers this a financing transaction, and it is not an indication of current or future operating performance. Therefore the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

•
 Impairment write-down in investment in marketable securities. In the fourth quarter of 2008, the Company recorded a non-recurring expense of $4,098,514 based upon the Company’s determination that its investment in Geeks on Call America is impaired because the Company believes that its fair market value has permanently declined. The Company considers this an investment transaction, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

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•
 Loss on Derivative Liability. During the year ended December 31, 2008, the Company recorded a non-cash expense of $1,174,121 in connection with the sale of the Convertible Debentures in May and July 2008. These Debentures have embedded derivatives and the accounting treatment of derivative financial instruments requires that the Company record all derivatives and related warrants, and classify all other non-employee stock options and warrants as derivative liabilities and mark them to market at each reporting date. The fair value of such derivatives that were reclassified as liabilities from additional paid-in capital for the year ended December 31, 2008 totaled $2,573,126. The Company considers this a financing transaction, and it is not an indication of current or future operating performance. Therefore the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

•
 Impairment write-down in investment in affiliate. In the fourth quarter of 2008, the Company recorded a non-recurring non-cash expense of $2,000,000 based upon management’s assessment of the carrying value of the Company’s intangible assets at December 31, 2008. The Company considers this an investment transaction, and it is not an indication of current or future operating performance. Therefore the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

In the second quarter of 2008, the Company recorded a non-recurring non-cash expense of $380,000 in connection with the issuance of 600,000 shares of Company stock attributable to the release of shares from a purchase price contingency escrow. The Company considers this an investment transaction, and it is not an indication of current or future operating performance. Therefore the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

•
 Gain on Sale of Investment. In November 2007 the Company completed the sale of its investment in a privately held company and recorded a $1,868,956 gain on the sale of the investment in the consolidated statement of operations for the year ended December 31, 2007. The Company considers this a financing transaction, and it is not an indication of operating performance. Therefore the Company does not consider the inclusion of our sale of this investment helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

•
 Stock-Based Compensation. The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to previous periods.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, the Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

(1)	GAAP stands for Generally Accepted Accounting Principles.

About Telkonet
Telkonet provides integrated, centrally-managed energy management and SmartGrid networking solutions that improve energy efficiency and reduce the demand for new energy generation. The company’s energy management systems, aimed at the hospitality, commercial, government, healthcare and education markets, are dynamically lowering HVAC costs in over 140,000 rooms, and are an integral part of various utilities’ green energy efficiency and rebate programs.

Primarily targeting SmartGrid and utility applications, Telkonet’s patented powerline communications (PLC) platform delivers cost-effective, robust networking, with real-time online monitoring and maintenance capabilities, increasing the reliability and energy efficiency across the entire utility grid. www.telkonet.com.

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All company, brand or product names are registered trademarks or trademarks of their respective holders.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (SEC).

TELKONET, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
 (Telkonet Segment)
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2008 AND 2007
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Net (loss), as reported	$(11,753,910)	$(5,449,127)	$(23,985,539)	$(20,391,110)
Net loss attributed to MSTI segment	4,492,646	3,077,829	7,905,302	7,120,380
Net loss attributed to Telkonet segment	(7,261,264)	(2,371,298)	(16,080,237)	(13,270,730)
Interest (income) expense, net	623,364	245,106	1,216,592	144,109
Depreciation and amortization	72,813	94,690	391,023	410,021

EBITDA attributed to Telkonet segment	(6,565,087)	(2,031,502)	(14,472,622)	(12,716,600)
Adjustments:
Other expense	-	-	1,598,203	-
Impairment write-down in investment in marketable securities	4,098,514	-	4,098,514	-
(Gain) loss on sale of investment	6,500	(1,868,956)	6,500	(1,868,956)
(Gain) loss on derivative liability	(420,488)	-	1,174,121	-
Impairment write-down in investment in affiliate	2,000,000	-	2,380,000	-
Stock based compensation	(4,974)	438,226	699,639	1,655,346

Adjusted EBITDA	$(885,535)	$(3,462,232)	$(4,515,645)	$(12,930,210)

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TELKONET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSES
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
Revenue, net:
Product	$13,690,010	$9,168,077
Rental	6,840,949	4,984,656
Total Revenue	20,530,959	14,152,733

Cost of Sales:
Product	8,511,197	7,165,120
Rental	5,312,427	4,505,476
Total Cost of Sales	13,823,624	11,670,596

Gross Profit	6,707,336	2,482,137

Operating Expenses:
Research and Development	2,036,129	2,349,690
Selling, General and Administrative	12,938,957	17,897,974
Impairment of Goodwill and Long Lived Assets	3,962,033	2,471,280
Stock Based Compensation	699,639	1,655,346
Stock Based Compensation of Subsidiary	923,857	686,634
Depreciation and Amortization	982,948	878,766
Total Operating Expenses	21,543,563	25,939,690

Loss from Operations	(14,836,227)	(23,457,553)

Other Income (Expenses):
Interest Income	9,961	116,043
Financing Expense	(9,088,561)	(1,828,624)
(Loss) on Derivative Liability	(1,174,121)	-
Gain (Loss) on Sale of Investments	(6,500)	1,868,956
Impairment of investment in marketable securities	(4,098,514)	-
Other Income	270,950	-
Total Other Income (Expenses)	(14,086,785)	156,375

Loss Before Provision for Income Taxes	(28,923,012)	(23,301,178)

Minority interest	4,937,473	2,910,068
Provision for Income Tax	-	-

Net (Loss)	$(23,985,539)	$(20,391,110)

Loss per common share (basic and assuming dilution)	$(0.30)	$(0.31)

Weighted average common shares outstanding	79,153,788	65,414,875

Comprehensive Loss:
Net Loss	$(23,985,539)	$(20,391,110)
Unrealized loss on investment	(32,750)	-

Comprehensive Loss	$(24,018,289)	$(20,391,110)

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